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                                                                EXHIBIT 10.28

[LOGO]


                                      LEASE AGREEMENT

                                                                  No. CPG-101
                                                                     --------

This Lease Agreement is made the 15th day of November, 1995, between IFA Incorporated with its office at 1901 Roselle Road, Suite 950, Schaumburg, Illinois 60195 ("Lessor") and Custom Papers Group, Inc. with an office at 110 Tredegar Street, Richmond, Virginia 23219 ("Lessee"). In consideration of the mutual covenants herein contained, the parties agree as follows:

1.  LEASE

Lessor agrees to lease to Lessee and Lessee agrees to lease from Lessor, the equipment and/or features ("Equipment") described in the Equipment Supplement(s) ("Supplement") attached hereto. Each Supplement constitutes a separate lease. In the event of a conflict between the terms and conditions of this Lease Agreement and the terms and conditions of any Supplement or any amendment, addendum or rider thereto, the terms and conditions of any Supplement, amendment, addendum or rider shall prevail. Any reference to "Lease" shall mean this Lease Agreement, the Supplement(s), and any amendment(s), addenda or rider(s) thereto.

This Lease and each Supplement thereto is non-cancellable and Lessee's obligation to pay all amounts due shall be absolute and unconditional and shall not be subject to any delay, set-off, defense, counterclaim or recoupment for any reason, whatsoever, including any failure of the Equipment or any representations of the manufacturer.

Lessor has the authority to insert the serial numbers and other description of the Equipment governed by this Lease into a Supplement thereto.

2.  TERM

The term of this Lease with respect to the Equipment described in a particular Supplement shall commence on the date set forth on the applicable Supplement ("Commencement Date") for such Equipment and shall continue for such number of months thereafter as is specified on such Supplement ("Initial Term"). Where no date is specified, the Commencement Date shall be: (a) in the case of Equipment which is the subject of a sale and leaseback between Lessor and Lessee, the first day of the month following the date upon which Lessor purchases such Equipment; or (b) in the case of Equipment requiring installation, the first day of the month following the date upon which the Equipment is certified as ready for use by the manufacturer ("Installation Date").

This Lease may be terminated as to a Supplement at the expiration of its Initial Term by written notice of termination given by either party to the other not less than three (3) months prior to the date of termination designated in such notice which date shall be the last day of a calendar month. Notice of termination given in accordance with this Section shall not be effective unless it is applicable to all items of Equipment described in a Supplement.

3.  RENTAL

The monthly rental ("Monthly Rental") and other charges due hereunder for each item of

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Equipment shall begin to accrue on the Installation Date and shall be due and payable by Lessee in advance on the first day of each month (except for the first payment which shall be a pro rata portion of the Monthly Rental charge, calculated on a 30-day basis, due and payable on the Commencement Date). In addition to the Monthly Rental set forth in the Supplement, Lessee shall pay to Lessor an amount equal to all taxes paid, payable or required to be collected by Lessor, however designated, which are levied or based on the rental, on the Lease or on the Equipment or its purchase, sale, ownership, delivery, possession, use, lease, operation, control or value (including, without limitation, state and local privilege or excise taxes based on gross revenue, all license and registration fees, any other governmental charges), any penalties or interest in connection therewith not arising from negligence on the part of Lessor or taxes or amounts in lieu thereof paid or payable by Lessor in respect of the foregoing, but excluding taxes on Lessor's net income. Such sums due under the Lease, in addition to the monthly rental amounts, will be deemed Additional Rent due.

Lessee shall file timely all necessary personal property returns or declarations and pay all personal property taxes levied on or assessed against the Equipment during the Initial Term of the applicable Supplement, and all renewals or extensions thereof, before such taxes become delinquent, without any proration whatsoever. Lessee shall promptly (a) provide evidence satisfactory to Lessor of the timely filing of the returns or declarations and the payment of such taxes, or (b) notify Lessor, in sufficient time for Lessor to file same timely, when by law or local custom Lessee cannot file same, and promptly pay the amount of such taxes to Lessor.

Interest on any past due payments shall accrue at the rate of 1-1/2% per month, or if such rate shall exceed the maximum rate allowed by law, than at such maximum rate, and shall be payable on demand. Charges for taxes, penalties and interest shall be promptly paid by Lessee when invoiced by Lessor.

4.  QUIET ENJOYMENT

Provided Lessee is not in default under this Lease, neither Lessor nor anyone claiming through Lessor shall interfere with Lessee's right of exclusive possession, quiet enjoyment and unlimited use of the Equipment.

5.  INSTALLATION, MAINTENANCE AND DISCONTINUANCE OF EQUIPMENT

     (a) Lessor shall have the sole right and option to make all the arrangements for (i) the transportation of each Item of Equipment to, and the installation of, each Item of Equipment at the Equipment Location stated in the applicable Supplement, and (ii) the discontinuance, disassembly, packing and transportation of each Item of Equipment from the Equipment Location to a location of Lessor's choice within the continental United States upon the termination of the applicable Supplement (by expiration or otherwise) as to each Item of Equipment.

     (b) Lessee shall (i) make all arrangements for rigging and drayage, if applicable, with respect to the Equipment, and (ii) furnish suitable electric current required to operate the Equipment and a specific area in the Equipment Location which is suitable for the operation of the Equipment and complies with the applicable directives issued by the manufacturer thereof and by Lessor. All transportation (including insurance), rigging and drayage costs with respect to the Equipment, both on delivery to the Equipment Location and redelivery to a

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location of Lessor's choice within the continental United States, and all installation, discontinuance, disassembly and packing costs shall be paid by Lessee.

     (c) Any equipment, cards, disks, tapes or other items not specified in the Supplement(s) which are used on or in connection with the Equipment must meet the specifications of the manufacturer and shall be acquired by Lessee as its own expense.

     (d) Lessee will at all times keep the Equipment in its sole possession and control. The Equipment shall not be moved from the Equipment Location without Lessor's prior written consent.

     (e) After prior written notice to Lessor and with Lessor's prior written consent, Lessee may, at its own expense, make alterations in or add attachments to the Equipment, provided such alterations or attachments do not interfere with the normal and satisfactory operation or maintenance of the Equipment or with Lessee's ability to obtain and maintain the maintenance contract required by Section 5(f) hereof and are removable at any time without material damage to the Equipment. All such alterations and attachments shall be removed by Lessee and the Equipment restored, at Lessee's expense, to its original condition, reasonable wear and tear only excepted, no later than the termination of this Lease as to the applicable item of Equipment. All alterations and attachments not removed upon termination of the Lease shall become the property of the owner of the Equipment.

     (f) Lessee shall, during the term of this Lease, at its own expense, enter into and maintain in force a contract with the manufacturer or the Maintenance Organization covering at least prime shift maintenance of each item of Equipment. If at any time the Equipment is not being maintained to Lessor's satisfaction, Lessor shall have the right to require Lessee to have another company of Lessor's choice maintain the Equipment. Such maintenance contract shall commence upon expiration of the manufacturer's warranty period, if any, relating to such item of Equipment. At Lessor's request Lessee shall furnish Lessor with an executed copy of such maintenance contract and all renewals and extensions thereof and amendments thereto.

     (g) At the termination of this Lease as to the applicable Supplement (by expiration or otherwise), Lessee shall, at its expense, return the Equipment to Lessor in the same operating order, repair, condition and appearance as on the Commencement Date, subject only to reasonable wear and tear. Lessee shall cause the Equipment to be audited by the manufacturer. Lessee shall be responsible to have the Equipment certified as acceptable for the manufacturer's standard maintenance contract prior to redelivery to Lessor. Lessee shall present Lessor with a manufacturer's audit sheet or maintenance qualification letter. Lessee shall enter into a contract with the manufacturer of the Equipment to prepare it for redelivery to Lessor using manufacturer's standard packing materials. All charges of complying with the provisions of this section shall be at Lessee's sole expense.

6.  OWNERSHIP AND INSPECTION

     (a) This is a contract of lease only and Lessee shall have no equity or property interest in the Equipment other than the rights acquired as a Lessee hereunder and the Equipment shall remain personal property regardless of the manner in which it may be installed or attached. Lessee shall not, without Lessor's prior written consent, install or use the Equipment in such a

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manner or in such circumstances that any part of the Equipment is deemed to be an accession to other personal property. The Lessee shall, at Lessor's request, affix to the Equipment tags, decals or plates furnished by Lessor indicating Lessor's ownership and Lessee shall not permit the removal or concealment thereof.

     (b) Lessee shall keep the Equipment free and clear of all liens and encumbrances except liens or encumbrances arising through the actions or omissions of Lessor. Lessee shall discharge, at its own expense, any liens or encumbrances filed against the Equipment, except liens and encumbrances created by Lessor. LESSEE SHALL NOT ASSIGN OR OTHERWISE ENCUMBER THIS LEASE OR ANY OF ITS RIGHTS HEREUNDER OR THE EQUIPMENT, EXCEPT THAT LESSEE, AT ITS EXPENSE AND UPON PRIOR WRITTEN NOTICE TO LESSOR, MAY ASSIGN THIS LEASE OR SUBLEASE THE EQUIPMENT TO ITS PARENT OR ANY SUBSIDIARY CORPORATION OR TO A CORPORATION WHICH SHALL HAVE ACQUIRED ALL OR SUBSTANTIALLY ALL OF THE PROPERTY OF LESSEE BY MERGER, CONSOLIDATION OR PURCHASE. Upon any permitted assignment or sublease, Lessee shall execute and deliver to Lessor, or any assignee of Lessor, at Lessee's expense, such documentation as Lessor or such assignee may require, including but not limited to documentation to evidence and put third parties on notice of Lessor's or is assignees' interest in the Equipment. No permitted assignment or sublease shall relieve Lessee of any of its obligations hereunder.

     (c) Lessor or its agents shall have free access to the Equipment and any maintenance records kept by the Lessee which pertain to the Equipment at all reasonable times for the purpose of inspection and for any other purpose contemplated in this Lease.

     (d) Lessee shall immediately notify Lessor of all details concerning any damage to, or loss of, the Equipment arising out of any event or occurrence whatsoever, including, but not limited to, the alleged or apparent improper manufacture, functioning or operation of the Equipment.

7. WARRANTIES AND DISCLAIMER OF WARRANTIES

     (a) Lessee represents that, as of the date the Equipment is installed, it shall have (i) thoroughly inspected the Equipment, (ii) determined for itself that all Items of Equipment are of a size, design, capacity and manufacture selected by it, and (iii) satisfied itself that the Equipment is suitable for Lessee purposes. Lessee authorizes Lessor to insert in each Supplement the serial numbers and other identifying data of the Equipment from the manufacturer's invoice.

     (b) Lessee hereby covenants, represents and warrants with respect to this Lease and each Supplement executed hereunder that:

          (i) the execution, delivery and performance thereof by Lessee have been duly approved and authorized by all necessary corporate action;

          (ii)   the individual executing such was duly authorized to do so;

          (iii) the Lease and each Equipment supplemental constitute legal, valid and binding agreements of Lessee enforceable in accordance with their respective terms; and,

          (iv) the Equipment is personal property and when subjected to use by Lessee will


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     not be or become a fixture under applicable law.

          (v) Lessee is a valid corporation and is properly authorized to do business in the jurisdictions relevant to the Lease.

          (vi) Lessee maintains a chief office in the city and state listed on page 1 of this Lease.

          (vii) The transaction does not require shareholder approval, or approval by any other holders of indebtedness.

          (viii) The transaction does not violate any laws and does not constitute a default under any of it other obligations.

          (ix) The consummation of the Lease agreement does not require the consent or approval of any branch of government, or authority.

          (x) There are no suits pending against the Lessee with a potential material adverse effect, and no further action, aside from the filing of financing statements is required to perfect the Lessor's title and interest in the Equipment.

          (xi) No event of default has occurred under the Lease and the financial statements furnished by the Lessee to the Lessor prior to the date of the Lease fairly represent the financial condition of the Lessee.

          (xii) As of the date of this Lease, the Lessee does not contemplate any merger, consolidation, or sale of its assets with any other entity.

          (xiii) In the event of a "sale and leaseback":

                 (aa) Lessor will receive good and marketable title to the Equipment free and clear of all liens, except as to the rights of Lessee and liens and encumbrances created by Lessor;

                 (bb) All taxes associated with the Lease have been paid (other than such taxes which are being contested by Lessee in good faith); and

                 (cc) Lessee is solvent and will not be rendered insolvent by the sale of the Equipment.

     (c) LESSOR SUPPLIES THE EQUIPMENT "AS IS" AND NOT BEING THE MANUFACTURER OF THE EQUIPMENT, THE MANUFACTURER'S AGENT OR THE SUPPLIER'S AGENT, MAKES NO WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, AS TO THE EQUIPMENT'S MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, DESIGN, CONDITION, QUALITY, CAPACITY, MATERIAL OR WORKMANSHIP, OR AS TO PATENT INFRINGEMENT OR THE LIKE, it being agreed that all such risks, as between Lessor and Lessee, are to be borne by Lessee. Lessor disclaims any warranty that the Equipment is in compliance with any applicable governmental regulations or requirements. Lessor has no familiarity with the Equipment. Lessee agrees to look solely to the manufacturer or the supplier of the Equipment for any and all warranty claims and any and all warranties made by the manufacturer or the supplier to Lessor are hereby assigned to Lessee, to the extent permitted by the manufacturer or the supplier, for the term of the applicable Supplement. Lessee agrees that Lessor shall not be responsible for the delivery, installation, maintenance, operation or service of the Equipment or for delay or inadequacy of any or


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all of the foregoing. Lessor shall not be responsible for any direct, indirect, special or consequential loss or damage resulting from installation (including strict liability in tort). Lessee (and any guarantor of Lessee's performance under the Lease) shall defend, indemnify and hold Lessor harmless from and against any and all claims, actions, damages, demands, obligations, liabilities and liens and all costs and expenses, including but not limited to reasonable attorneys' and accountants' fees and court costs, incurred by Lessor in connection therewith, arising out of the Lease including but not limited to the purchase, ownership, leasing, licensing, possession, maintenance, design, manufacture, condition, use or return of the Equipment, or arising by operation of law or on account of personal injury, strict liability in tort, negligence or patent, trade secret, trademark, or copyright infringement excluding, however, any of the foregoing to the extent they result from the gross negligence or willful misconduct of Lessor.

8.  RISK OF LOSS

     (a) Lessee shall bear the risk of the Equipment being lost, damaged, destroyed, stolen, confiscated, or condemned ("Event of Loss") from any source, arising from the date of delivery of the Equipment to Lessee through and including the date upon which the Equipment is returned to Lessor or such person as Lessor may designate. In the event any item of Equipment is lost, destroyed, damaged, stolen, confiscated or condemned, Lessee will promptly repair, restore, or replace such item of Equipment with like items reasonably acceptable to Lessor, and having a fair market value equal to that of the affected item prior to its being so affected, at Lessee's sole cost and expense; provided, however, the Lessee shall not be required to make any repair, restoration or replacement to the Equipment if Lessee shall elect to terminate this Lease and pay the Stipulated Loss Value in accordance with Schedule A to the Supplement describing such item of Equipment.

     (b) Lessee shall defend, indemnify and hold Lessor harmless against any and all claims, demands and liabilities, including attorneys' fees of Lessor, with respect to any loss or damages to the Equipment.

     (c) Lessee shall obtain, pay for and maintain at all times until the Equipment has been returned to Lessor pursuant to the provisions hereof, public liability, property damage, all risk, and fire and in such amounts extended coverage insurance with respect to the Equipment, in each case in such form as shall be reasonably satisfactory to Lessor. Such property damage insurance shall be in an amount at least equal to the greater of the replacement value of such Equipment or the Stipulated Loss Value of such Equipment, determined as of the date of the occurrence of an Event of Loss, in accordance with Schedule A to the Supplement describing such item of Equipment. All policies shall be issued by insurers of recognized responsibility, reasonably satisfactory to Lessor, and shall name as insured parties and/or loss payees Lessor, Lessee and Lessor's assignees as their interests may appear and provide that they cannot be cancelled or modified except on at least thirty (30) days' prior written notice to Lessor. Evidence of such insurance shall be delivered to Lessor no later than the Commencement Date of the applicable Supplement and from time to time thereafter as Lessor may request and in the case of renewals at least thirty (30) days prior to the expiration of the current policy.

     (d) If Lessee fails to perform any of its obligations under this Lease, including but not



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limited to, the maintenance of insurance on the Equipment, or the discharge of any encumbrances created by the Lessee, Lessor has the right, but not the obligation, to substitute performance, in which case Lessee shall pay Lessor the cost thereof. The performance by the Lessor of any of Lessee's obligations shall not be considered a waiver of any sort by Lessor of his rights under the agreement.

     (e) Lessee shall notify Lessor within 10 days of the date when Lessee becomes aware or should have become aware of an Event of Loss. In the event that Lessee has not elected to repair, replace or restore such item(s) of Equipment pursuant to this Section 8, Lessee shall then have the obligation to pay Lessor, on the due date of the next installment of Monthly Rental, an amount equal to the Stipulated Loss Value of the item(s) of Equipment computed as of the due date of such payment plus any rent or other charges payable by Lessee accrued thereon and unpaid as of the date on which such Event of Loss occurred. Stipulated loss payments shall be made only to the extent that Lessor has not received adequate insurance proceeds to cover the charges due under the Lease. The stipulated loss value, once it becomes payable to Lessor, shall accrue interest at a rate of 1-1/2% per month. Upon payment of such Stipulated Loss Value, this Lease shall terminate with respect to item(s) of Equipment (but not with respect to the remaining Equipment) and Lessee's obligation to pay rent hereunder shall terminate with respect only to such item(s) of Equipment.

     (f) If Lessee is not in default hereunder, the proceeds of any property damage insurance or condemnation award or other payment in respect of a requisition or taking by any governmental authority, received by Lessor with respect to an Event of Loss shall be applied by Lessor as a credit against, or a reimbursement of, such payment of Stipulated Loss Value by Lessee, and the excess of such payment over the Stipulated Loss Value shall be retained by Lessee.

9.  TAX BENEFITS AND INDEMNIFICATION

     (a) This Lease has been entered into on the basis that Lessor or any assignee of Lessor intends to claim such depreciation, interest deductions and deductions for transaction costs as are provided to an owner of Equipment under the Internal Revenue Code of 1986, as amended. If, as a direct result of any act or omission of Lessee, all or any portion of the above tax benefits are lost, may not be claimed, are disallowed, or are recaptured with respect to Lessor or any assignee of Lessor, Lessee shall, upon demand, indemnify Lessor or Lessor's assignee on an after-tax basis so as to compensate Lessor or Lessor's assignee for such tax loss.

     (b) Prior to the Commencement Date, Lessor reserves the right to terminate this Lease or any Supplement hereto in the event that any change in the tax law, including retroactive application of such change, results in the loss, disallowance, or recapture of any portions of the depreciation, deductions, or other benefits described in Section 9(a) above. Lessor disclaims any representation or warranty regarding the characterization of the Lease for tax, accounting or other purposes.

10.  EVENTS OF DEFAULT AND REMEDIES

A.  EVENTS OF DEFAULT.   The occurrence of any of the following shall
constitute an Event of Default under this Lease:

     (a) Lessee shall fail to pay all or any portion of any installment of Monthly Rental or other


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payment hereunder when and as the same shall become due and payable.

     (b) Any representation or warranty made in this Lease, or in any report, financial statement or other statement furnished pursuant to the provisions of this Lease or otherwise shall prove to have been false or misleading in any material respect as of the date on which the same was made.

     (c) Lessee shall fail to duly observe or perform any covenant, condition or agreement made by it hereunder and shall continue to fail to do so for a period of ten (10) days after the non-performance occurs.

     (d) Lessee shall seek the protection of any federal or state bankruptcy or insolvency law or a proceeding under any such law shall be instituted against Lessee or all or any part of its property under such laws and, if against Lessee, it shall fail to cause the same to be dismissed within thirty
(30) days;

     (e) The insolvency, cessation of business, or termination of existence of the Lessee or any guarantor of this Lease;

     (f) A material adverse change in the financial condition of the Lessee or any guarantor of this Lease.

B. REMEDIES. If an Event of Default shall occur, Lessor may exercise any one or more of the following remedies:

     (a) Terminate this Lease and Lessee's rights hereunder, in which event an amount equal to unpaid rentals to the date of termination, plus, as liquidated damages for loss of the bargain and not as a penalty, the Stipulated Loss Value determined in accordance with Schedule A to each Supplement describing each of the items of Equipment, computed as of the rental payment date preceding the date of such termination, shall be payable by Lessee to Lessor;

     (b) Recover from Lessee, as liquidated damages for loss of bargain and not as a penalty, an amount equal to the present value of all monies to be paid by Lessee during the remaining Initial Term or any successive period then in effect, discounted at a rate of six percent which payment shall become immediately due and payable.

     (c) Proceed, by appropriate court action(s) either at law or in equity, to enforce performance by Lessee of the applicable covenants of this Lease or to recover damages for the breach thereof;

     (d) Subject always to any mandatory requirements of applicable law then in effect:

          (i) retake possession of the Equipment without liability to return to Lessee any rentals or other payments theretofore made, free from all claims by Lessee, by directing Lessee in writing to assemble the Equipment and deliver the same to Lessor at any place or places at which Lessor then maintains facilities for the maintenance or storage of equipment similar to the Equipment or to any other place or places at which Lessor then maintains facilities for the maintenance or storage of equipment similar to the Equipment or to any other place or places which may be reasonably convenient to Lessee and Lessor in which event Lessee shall at its own expense forthwith cause the same to be moved to the place or places so designated by Lessor and there delivered to Lessor, it being understood (x) that Lessee's obligation to so deliver the Equipment is of the essence to this Lease and that,


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     accordingly, upon application to a court of equity having jurisdiction,
     Lessor shall be entitled to a decree requiring specific performance by Lessee of such obligation and (y) that Lessor may, without charge, keep any of the Equipment repossessed by Lessor pursuant to this clause on the premises of Lessee pending further action by Lessor as hereinafter provided; or

          (ii) If Lessee shall fail to deliver the Equipment pursuant to the foregoing Section 10(B)(d)(i) hereof, personally or by agents, retake possession of the Equipment from Lessee (and any items in or on the Equipment at the time of repossession, wherever such items may be, which items shall be held temporarily for Lessee without liability on the part of Lessor), after giving notice by process of law or otherwise, without liability to return to Lessee any rental or other payments heretofore made, free from all claims by Lessee, and for that purpose Lessor may enter upon Lessee's premises where any of the Equipment is located and remove the same without liability.

     (a) In the event Lessor repossesses the Equipment as herein provided, release the Equipment in such a manner, for such time and upon such terms as Lessor may determine, or sell the Equipment upon such terms and conditions as Lessor may determine.

C.  APPLICATION OF RELEASE AND SALE PROCEEDS.

     (a) Any amount received by Lessor pursuant to a release of Equipment as provided in Section 10(B)(d) above, shall be applied, in the following order, to the payment of (i) any expenses and fees (including reasonable attorneys' and accountants' fees and court costs) incurred by Lessor in retaking possession of, and removing, storing and leasing the Equipment; (ii) any costs and expenses incurred by Lessor in overhauling or repairing the Equipment; (iii) any rental then remaining unpaid under this Lease; and (iv) any other sums then owing to Lessor by Lessee hereunder.

     (b) Any amount received by Lessor pursuant to a sale or other disposition of Equipment pursuant to Section 10(B)(d), above, shall be applied, in the following order, to the payment of: (i) the amounts set forth in Sections (a)(i), (ii) and (iv) above; (ii) the rentals accrued under this Lease but unpaid up to the time of such sale or other disposition; and (iii) the Stipulated Loss Value of the Equipment determined as of the date of such sale or other disposition, with the balance of the proceeds, if any, retained by Lessor.

     (c) Lessee shall remain liable to Lessor to the extent that the aggregated amounts received by Lessor in connection with the release, the sale or other disposition of Equipment is insufficient to satisfy in full those items described in this Sections 10(C)(a)(i), (ii), (iii) and (iv) and
(b)(i), (ii) and (iii) above.

D. GENERAL

     (a) Lessor's remedies are cumulative and are not exclusive of other remedies allowed at law or in equity, and the exercise of one remedy will not be deemed to be an election or waiver of remedies.

     (b) Lessee shall pay to Lessor, upon demand, all costs and expenses (including reasonable attorney's fees and disbursements, all expenses associated with repossessing, reconditioning, selling or leasing the Equipment or otherwise enforcing the provisions of this Lease) which are incurred by Lessor as a result

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of an Event of Default and the exercise of any remedy under the Lease.

    (c) No action taken by Lessor under the Lease will result in a "termination" of the Lease and, in any event, a termination of the Lease will not relieve Lessee from any obligations under the Lease.

    (d) Lessor is entitled to damages from Lessee in the amount of any lost tax benefit to Lessor due to the occurrence of an Event of Default caused by Lessee.

    (e) Any sale or re-lease of the Equipment by Lessor will not relieve Lessee of its liability for damages and will be free and clear of any interest of Lessee.


11. NET LEASE

Except as otherwise specifically provided in the Lease, it is understood and agreed that each Supplement constitutes a net lease, and that, as between Lessor and Lessee, Lessee shall be responsible for all costs and expenses of every nature whatsoever arising out of or in connection with or related to this Lease or the Equipment. Lessee hereby agrees that in the event that Lessee fails to pay or perform any obligation under this Lease, Lessor may, at its option, pay or perform said obligation, and any payment made or expense incurred by Lessor in connection therewith shall become additional rent which shall be due and payable by Lessee upon demand. All amounts payable by Lessee under this Lease shall be absolute and unconditional and shall not be subject to any abatement, reduction, offset, defense, counterclaim, interruption, deferment or recoupment for any reason, whatsoever, and such amounts shall be and continue to be payable in all events. All amounts due under the Lease are payable without demand, notice or grace periods, and shall accrue interest at a rate of 1-1/2% per month from the date due until fully paid.


12. ASSIGNMENT

    (a) Lessee agrees that Lessor may transfer or assign all or any part of Lessor's right, title and interest in, under or to the Equipment and this Lease and any Supplement and any or all sums due or to become due pursuant any of the above, to any third party ("Assignee") for any reason. Lessee agrees that upon receipt of written notice from Lessor or Assignee, Lessee shall perform all of its obligations hereunder for the benefit of Assignee and, if so desired, shall pay all sums due or to become due hereunder directly to Assignee or to any other party designated by Assignee. Lessee hereby covenants, represents and warrants as follows and agrees that Assignee shall be entitled to rely on and shall be considered a third party beneficiary of the following covenants, representations and warranties:
(i) Lessee's obligations to Assignee hereunder are absolute and unconditional and are not subject to any abatement, reduction, offset, defense, counterclaim, interruption, deferment or recoupment available to Lessee for any reason whatsoever including, but not limited to, operation of law, defect in the Equipment, failure of Lessor to perform any of its obligations hereunder or for any other cause or reason whatsoever, whether similar or dissimilar to the foregoing; (ii) Lessee shall not look to Assignee to perform any of Lessor's obligations hereunder; (iii) Lessee will not amend or modify this Lease without the prior written consent of Assignee; and (iv) Lessee will send a copy to Assignee of each notice which Lessee sends to Lessor.

    (b) Upon receipt of notice of such transfer or assignment, Lessee agrees to promptly execute and deliver to Lessor such documentation as Assignee may require to secure and/or complete such transfer or assignment, including, but not limited to, the following: (i) an acknowledgement of, or consent to, the assignment which may require Lessee to make certain representations or reaffirmations as to some of the basic terms and covenants contained in this Lease; (ii) a certified copy of resolutions of Lessee; (iii) an opinion of counsel for Lessee with respect to the representations and warranties set forth in
Section 7(b) above; (iv) Financing Statements; and (v) a Certificate of Delivery and Acceptance. Nothing contained in such documentation required by Assignee shall be in derogation of any of the rights granted to Lessee hereunder. Notwithstanding such assignment, Lessor shall not be relieved of any of its obligations hereunder, and the rights of Lessee hereunder shall not be impaired.


13. MISCELLANEOUS

    (a) Neither this Lease, any Supplement nor any consent or approval provided for herein shall not be binding upon Lessor unless signed on its behalf by duly authorized officers at its home office. This Lease shall be deemed to have been made in the State of Illinois and shall be governed in all respects by its laws. Without reference, however, to choice of law provisions.

    (b) This Lease and each Supplement constitute the entire agreement and understanding of the parties with respect to the lease of Equipment listed on each Supplement (notwithstanding any contrary provision contained in any instrument submitted by Lessee), and supersedes any or all prior agreements and understandings related to the subject matter hereof, and may not be changed orally but only by an agreement in writing signed by both parties. Lessee's purchase order, if any, shall be used for accounting purposes only.

    (c) All notices hereunder shall be in writing and shall be delivered in person or sent by certified mail, postage prepaid, by facsimile transmission, or by private courier, to the address of the other party as set forth herein or to such other address as such party shall have designated by proper notice.

    (d) This Lease shall be binding upon and inure to the benefit of Lessor and Lessee and their respective successors and assigns (including any subsequent assignee of an Assignee).

    (e) No representation or statement made by either party not contained herein shall be binding upon such party. No provision of this Lease or any Supplement which may be deemed unenforceable shall any way invalidate any other provision or provisions hereof, all of which shall remain in full force and effect. Neither any failure nor any delay on the part of either party in exercising any of its rights hereunder shall operate as a waiver thereof, nor shall a single or partial exercise of any other right hereunder.

    (f) A waiver of any of the terms and conditions hereof shall not be effective unless in writing and signed by the party against whom such waiver is sought to be enforced. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

    (g) Lessor is hereby authorized by Lessee to cause this Lease and other instruments, including financing statements, to be filed or recorded for the purposes of evidencing and putting third parties on notice of Lessor's or Assignee's interest in the Equipment and

Lessee agrees that Lessor or Assignee may execute such instruments for and on behalf of Lessee. If for any reason whatsoever Lessee is determined to have an interest in the Equipment, other than a purely leasehold interest, Lessee agrees to and does hereby expressly subordinate such interest to the interests of the owner of the Equipment and to any security interest presently in existence or hereafter acquired. Lessee shall execute all documents requested by an owner of the Equipment, Lessor, or any Assignee to evidence such subordination.

    (h) During the term of this Lease, Lessee agrees to deliver to Lessor a copy of Lessee's annual audited financial statements within a reasonable time after said statements are available.

    (i) Lessee's covenants, representations and warranties shall survive the expiration or other termination of this Lease.

    (j) If Equipment delivered pursuant to any Supplement contains any features not specified therein, Lessor reserves the right to remove any such features at any reasonable time without liability for any downtime occasioned thereby.

    (k) The Lease and any Supplement thereto may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. To the extent that this Lease constitutes chattel paper, no security interest in this Lease may be created through the transfer or possession of any counterpart other than an executed counterpart or a photostatic copy of an executed counterpart of this Lease together with an executed Supplement marked "Original".

    (l) The invalidity of any provision of this Lease shall not affect any other provision.

    (m) Lessee waives its right to a jury trial and notice of acceptance of the Lease by Lessor.

    (n) If this Lease is deemed a financing arrangement or a loan, nothing contained herein requires the Lessee to make any such deemed interest payments which would subject the Lessor to penalty under the applicable law.

    (o) Lessee hereby confirms that, notwithstanding the accounting treatment of the Lease as either an operating or a capital lease, the Lease is a "finance lease" as defined in and for purposes of Article 2A of the Uniform Commercial Code.

    (p) Time is of the essence under the Lease.




LESSOR: IFA INCORPORATED               LESSEE: CUSTOM PAPERS GROUP, INC.

By:                                    By:  /s/ Peter R. Hoppe
    ------------------------------         ----------------------------------
                                                PETER R. HOPPE
Title:                                 Title:   VICE PRESIDENT-ADMINISTRATION
       ---------------------------             ------------------------------

                                                                        CPG-101

[LOGO]                   EQUIPMENT SUPPLEMENT NO.  1
                                                  ---

             LEASE AGREEMENT DATED   NOVEMBER 15  , 1995  ("LEASE")
                                   ---------------    --

                  BY AND BETWEEN IFA INCORPORATED ("LESSOR")
                  AND  CUSTOM PAPERS GROUP, INC.  ("LESSEE")
                      ---------------------------

                          ORIGINAL NO.  1  OF  1
                                       ---    ---

1.    EQUIPMENT:

      ITEM    QTY.   MFG.   MODEL/FEATURE    DESCRIPTION                 SERIAL NO.    MONTHLY RENTAL
      ----    ----   ----   -------------    -----------                 ----------    --------------
      1.       1     ABB    AccuRay 1190 Process Control System


      SEE EQUIPMENT LISTING ATTACHED HERETO AND MADE A PART HEREOF.


NOTE: Lessor may insert serial numbers and other identifying information concerning the Equipment to conform to the manufacturer's or supplier's invoices for the Equipment.

2.    INITIAL TERM: 84 months
                    --

3.    AGGREGATE MONTHLY RENTAL:  $  *     (*1.576% of Final Equipment Cost)
                                  -------

4.    EQUIPMENT LOCATION:  Custom Papers Group, Inc.
                           44 Old Princeton Road
                           Fitchburg, MA 01420-4823

5.    PROJECTED INSTALLATION DATE:  May 1 , 1996.
                                   -------

6. COMMENCEMENT DATE: If Lessee fails to deliver, within fourteen days of Lessee's execution of this Supplement, any documents requested by Lessor pursuant to the Lease, Lessor, in its discretion and notwithstanding anything to the contrary contained in Section 2 of the Lease, may postpone the commencement of the Initial Term. Lessor shall give Lessee prompt written notice of any such postponement.

7. LESSOR'S OBLIGATIONS. Lessor's obligations are subject to there being no tax legislation enacted prior to the Installation Date which would have an adverse effect upon the rights of, or anticipated benefits to, Lessor or any owner of the Equipment and are further subject to there being no material adverse change in the financial condition of the Lessee prior to the Commencement Date.

8. INCORPORATION BY REFERENCE. All of the terms, and conditions of the Lease are incorporated herein by reference. By execution and delivery of this Supplement, the parties affirm all of the terms and conditions of the Lease (including, without limitation, Lessee's representations and warranties) except as modified hereby.


LESSOR: IFA INCORPORATED               LESSEE: CUSTOM PAPERS GROUP, INC.


By:                                    By:   /s/  Peter Hoppe
    --------------------------------       ----------------------------------

Title:                                 Title: VICE PRESIDENT-ADMINISTRATION
       -----------------------------          -------------------------------

Date:                                  Date:  December 7, 1995
      ------------------------------         --------------------------------

[LOGO]                             ADDENDUM A

     That certain Equipment Supplement No. 1 dated ________________, 1995, (the "Equipment Supplement") to Lease Agreement No. CPG-101 dated November 15, 1995, by and between IFA Incorporated, as Lessor, and Custom Papers Group, Inc., as Lessee, (the "Lease") notwithstanding anything to the contrary set forth therein is hereby amended to add the following provisions and it is hereby agreed to as follows:

LEASE COMMENCEMENT DATE:   The lease shall commence on the date set forth on
------------------------   the Certificate of Acceptance. Funding costs
                           incurred by Lessor prior to the Commencement Date will be reimbursed to Lessor at the rate of the then current one month LIBOR Rate of interest, as published in the WALL STREET JOURNAL, plus two and one quarter (2 1/4) percent computed on the average daily balance outstanding.

LEASE RATE:                1.576% (expressed as a percentage of equipment
-----------                cost per month based upon the Equipment Cost not
                           including any taxes).

EARLY TERMINATION OPTION: After payment of the 60th Monthly Rental and with ------------------------- 180 days prior written notice, the Lessee shall have the following options: (1) return all but not less than all of the Equipment to Lessor and pay Lessor an early termination fee of 16.91% of the equipment cost, plus the rental amount due on the early termination date, plus any other amounts due; or (2) continue the lease to its expiration.

DEBT RATE ASSUMPTION:      The Lease Rate is based upon the yield on a
---------------------      comparable maturity Treasury Note ("Debt Rate").
                           As of October 13, 1995, the Treasury Note yield was 5.93%.

LEASE RATE ADJUSTMENT:     For each .25% increase in the Debt Rate, the
----------------------     lease rate factor will be increased .0159%.

END OF LEASE TERM OPTION: At the end of the Initial Term of the Lease, ------------------------- Lessee shall purchase the EQUIPMENT for its then fair market value of 10% of original Equipment Cost, whichever is greater.

EQUIPMENT APPRAISAL:       Fair Market Value and Fair Market Rental Value
--------------------       may be determined at the end of the Initial Term
                           by an independent qualified appraiser chosen by Lessee.

     This Addendum shall be attached to and specifically incorporated into the Equipment Supplement.

Acknowledged and Agreed:               Acknowledged and Agreed:

IFA INCORPORATED, LESSOR               CUSTOM PAPERS GROUP, INC., LESSEE

By:                                    By:  /s/ Peter Hoppe
    --------------------------------       ----------------------------------

Name:                                  Name: PETER R. HOPPE
      ------------------------------         --------------------------------

Title:                                 Title: VICE PRESIDENT-ADMIN.
       -----------------------------          -------------------------------

Date:                                  Date: December 7, 1995
      ------------------------------         --------------------------------
cpg1

                                AMENDMENT NO. 1
                         (PROGRESS PAYMENT AGREEMENT)
[LOGO]                                 TO
                                SUPPLEMENT NO. 1
                        TO LEASE AGREEMENT NO. CPG-101
                                    BETWEEN
                      CUSTOM PAPERS GROUP, INC., AS LESSEE
                                      AND
                         IFA INCORPORATED, AS LESSOR


THIS AGREEMENT shall amend a certain Equipment Supplement No. 1 dated 12/7/95 to that certain Lease Agreement No. CPG-101 dated November 15, 1995 and between IFA Incorporated ("Lessor") and Custom Papers Group, Inc. ("Lessee") (hereinafter referred to as the "Lease"). In the event of any conflict or ambiguity between this Agreement and the Lease, the terms and provisions of this Agreement shall govern.

ABB Industrial Systems, Inc. is the "Seller" of the Equipment listed on Supplement No. 1 and requires Progress Payments for the purchase of the Equipment. Lessee has requested that Lessor advance the Progress Payment on its behalf, and Lessor agrees to advance the Progress Payments on behalf of Lessee.

The Progress Payments are as follows:

Due at the time Lessee places order for equipment:                   $87,901.00

Due approximately 11/15/95:                                          $87,901.00

Due approximately 12/29/95:                                         $131,852.00

Due upon shipment of equipment (approximately 2/1/96):               $43,951.00

Due approximately 3/1/96 for other equipment and installation
services:                                                            $55,495.00

Due approximately 5/1/96:                                            $87,900.00

To adjust for the monies of the Progress Payments advanced by Lessor, Lessee herein agrees to pay Funding Costs to the Lessor monthly upon receipt of Lessor's invoice. The Funding Costs will be computed as follows:

     The Funding Costs shall be based on a rate of the then current one month LIBOR rate of interest as published in the WALL STREET JOURNAL, plus two and one quarter (2 1/4) percent, computed on the average daily balance outstanding. Lessee agrees to pay Funding Costs until the Commencement Date of the lease.

The Funding costs shall cease upon the Commencement Date of the Lease at which time full rentals as specified on Supplement No. 1 shall commence.

The funds advanced by Lessor to Seller as aforementioned together with Funding Costs are in any and all events an unconditional obligation of Lessee, which obligation Lessee does hereby fully and unconditionally assume. Lessee agrees that Lessee will promptly reimburse Lessor in full for all such funds advanced, Funding Costs, and any other costs, charges and fees of any nature associated therewith in the event, and for any reason whatsoever, that Lessee does not accept the equipment. It is expressly understood and agreed upon that Lessee's obligation to pay is absolutely unconditional and Lessee will hold Lessor harmless for any and all claims by Seller or Lessor's assignee arising out of Lessee's failure or refusal to accept the equipment. In addition to the foregoing, Lessee shall pay Lessor all costs and expenses, including reasonable attorney's fees and fees of collection agencies incurred by Lessor in exercising any of its right or remedies hereunder, whether or not suit is institutional.

IN WITNESS WHEREOF, LESSOR AND LESSEE have executed this Agreement to Lease this _______________ day of ____________, 1995.


IFA INCORPORATED                       CUSTOM PAPERS GROUP, INC.
LESSOR                                 LESSEE


By:                                    By:  /s/ Peter R. Hoppe
    --------------------------------       ----------------------------------

Name:                                  Name: Peter R. Hoppe
      ------------------------------         --------------------------------

Title:                                 Title: Vice President-Administration
       -----------------------------          -------------------------------

cpg1

                       SCHEDULE A TO SUPPLEMENT NO.  1  TO
                                                    ---
[LOGO]          LEASE AGREEMENT DATED  NOVEMBER 15 , 1995 ("LEASE")
                                      -------------    --
                       BETWEEN IFA INCORPORATED ("LESSOR")

                   AND  CUSTOM PAPERS GROUP, INC.  ("LESSEE")
                       ---------------------------

STIPULATED LOSS VALUES

The following Stipulated Loss Value are expressed as a percent of the Final
                                                                      -----
Cost of the Equipment.
----

Payment     Stipulated     Payment     Stipulated     Payment     Stipulated
Number      Loss Value     Number      Loss Value     Number      Loss Value
-------     ----------     -------     ----------     -------     ----------
   1          112.00         29          72.52           57          30.56
   2          110.76         30          70.91           58          29.79
   3          109.50         31          69.29           59          29.04
   4          108.24         32          67.66           60          28.31
   5          106.96         33          66.01           61          27.60
   6          105.67         34          64.34           62          26.91
   7          104.37         35          62.66           63          26.24
   8          103.05         36          60.97           64          25.59
   9          101.73         37          59.25           65          24.96
  10          100.39         38          57.53           66          24.35
  11           99.04         39          55.78           67          23.76
  12           97.68         40          54.03           68          23.19
  13           96.30         41          52.25           69          22.64
  14           94.92         42          50.46           70          22.11
  15           93.52         43          48.65           71          21.60
  16           92.10         44          46.83           72          21.11
  17           90.68         45          44.99           73          20.64
  18           89.24         46          43.13           74          20.19
  19           87.79         47          41.26           75          19.76
  20           86.32         48          39.36           76          19.35
  21           84.84         49          37.46           77          18.96
  22           83.35         50          36.52           78          18.59
  23           81.85         51          35.60           79          18.24
  24           80.33         52          34.71           80          17.91
  25           78.79         53          33.84           81          17.60
  26           77.24         54          32.99           82          17.31
  27           75.68         55          32.16           83          17.04
  28           74.11         56          31.35           84          16.79

LESSEE: CUSTOM PAPERS GROUP, INC.

By:  /s/ Peter R. Hoppe
    --------------------------------

Name:  PETER R. HOPPE                  Title: VICE PRESIDENT-ADMINISTRATION
      ------------------------------          --------------------------------

Date:  DECEMBER 7, 1995
      ------------------------------

                            SECRETARY'S CERTIFICATE
                            -----------------------

Gentlemen:

     As Secretary of Custom Papers Group, Inc., I hereby certify that:

     1. The Company is a duly incorporated, validly existing corporation in good standing under the laws of the State of Virginia.

     2. The following are duly elected or appointed to the offices set forth opposite their respective names and are incumbent in such offices as of the date hereof, and the signatures appearing opposite their respective names are the genuine signatures of such persons:


     NAME                        TITLE                        SIGNATURE
     ----                        -----                        ---------



     Peter R. Hoppe              Vice President-              /s/ Peter R. Hoppe
                                 Administration               ------------------



     3. The above individuals are duly authorized and empowered by the Company to execute and deliver all Lease and attendant financing documents on behalf of the Company.


     IN WITNESS WHEREOF, the undersigned has hereunto set his hand and affixed the Corporate Seal of the Company this 8 day of December , 1995.
                                               ---        ----------



                                          /s/ [ILLEGIBLE]
                                       ---------------------------------------
                                                    (Secretary)


          - SEAL -